Exhibit 99.1

NEWS RELEASE	Company Contact:
For Immediate Distribution	Jackie Cossmon
408-616-7220
ir@XenoPort.com
XenoPort Announces $40 Million Registered Direct Financing
SANTA CLARA, CA, December 30, 2008 — XenoPort, Inc. (Nasdaq: XNPT) announced it has obtained commitments from institutional investors to purchase approximately $40 million of its common stock and warrants in a registered direct offering.
Under the terms of purchase agreements, XenoPort will sell 1,889,467 newly issued shares of its common stock and warrants to purchase 283,420 shares of common stock at a purchase price of $21.17 per unit, with each unit consisting of one share of common stock and one warrant to purchase 0.15 of a share of common stock. The warrants are immediately exercisable at $25.40 per share and will expire five years from the date of issuance.
The financing was led by funds affiliated with Maverick Capital with participation by funds affiliated with Venrock. The net proceeds are expected to be approximately $39.7 million after offering expenses. This transaction is expected to close on or prior to January 5, 2009.
The shares are being offered directly by XenoPort pursuant to an automatically effective shelf registration statement filed with the Securities and Exchange Commission. The public offering is being made only by means of a prospectus, free writing prospectus, and prospectus supplement. Copies of the prospectus, free writing prospectus, and prospectus supplement relating to the offering may be obtained from XenoPort, 3410 Central Expressway, Santa Clara, CA, 95051, Attn: Investor Relations, or ir@XenoPort.com.
This press release does not and shall not constitute an offer to sell or the solicitation of any offer to buy any of the securities, nor shall there be any sale of the securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any state.
About XenoPort
XenoPort, Inc. is a biopharmaceutical company focused on developing a portfolio of internally discovered product candidates that utilize the body’s natural nutrient transport mechanisms to improve the therapeutic benefits of existing drugs. XenoPort is developing its lead product candidate in partnership with Astellas Pharma Inc. and GlaxoSmithKline. GlaxoSmithKline has informed XenoPort that it currently anticipates resubmitting to the Food and Drug Administration a new drug application for this product candidate, known as Solzira™ in the United States, for the treatment of moderate-to-severe primary restless legs syndrome in January 2009. XenoPort’s product candidates are also being studied for the potential treatment of gastroesophageal reflux disease, migraine headaches, neuropathic pain, spasticity related to spinal chord injury, acute back spasms and Parkinson’s disease.

Forward-Looking Statements
This press release contains “forward-looking” statements, including, without limitation, all statements related to the expected proceeds and closing of the registered direct offering and the anticipated resubmission of the new drug application for Solzira in January 2009. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “anticipates,” “will,” “expected” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon XenoPort’s current expectations. Forward-looking statements involve risks and uncertainties. XenoPort’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the closing and proceeds of the registered direct offering and XenoPort’s dependence on its current collaborative partners. These and other risk factors are discussed under the heading “Risk Factors” in XenoPort’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed with the Securities and Exchange Commission on November 6, 2008. XenoPort expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.
XenoPort is a registered trademark.
Solzira is a U.S. trademark of GSK.
XNPT2F
#####